UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015
XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen's Green, Dublin, Ireland	2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +353 (1) 400-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The Financial Reporting Council (FRC) (the body responsible for setting Irish standards for accounting, auditing and actuarial work in Ireland) has established three new financial reporting options to be used in place of current Irish Generally Accepted Accounting Principles (Irish GAAP) commencing with the 2015 fiscal year. As a result, we are required to adopt one of these new reporting standards with respect to the stand-alone financial statements of XL Group plc (the “Company”), which are included in the Company’s annual Irish statutory accounts and have previously been prepared under Irish GAAP.

The Company has elected to prepare its stand-alone financial statements using the disclosure exemptions set forth under FRS 102 - the Financial Reporting Standard applicable in Ireland, and therefore must notify shareholders of this election. No disclosures included in the 2014 stand-alone financial statements prepared in accordance with Irish GAAP would be omitted as a result of the adoption of FRS 102.

Shareholders that object to the Company’s adoption of FRS 102 in the manner discussed above must advise the Company by January 11, 2016 to the address below. Please provide reasons for any objection and indicate the number of ordinary shares held as of December 10, 2015.

The adoption of FRS 102 in the manner discussed above will not impact the financial statements included in our Annual or Quarterly Reports on Form 10-K and Form 10-Q, respectively, filed with the U.S. Securities and Exchange Commission, which are prepared under U.S. Generally Accepted Accounting Principles.

XL Group plc
Attention: Company Secretary
XL House
8 St. Stephen’s Green
Dublin 2, Ireland

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XL Group plc
(Registrant)

Date: December 11, 2015	By:	/s/ Kirstin Gould
Kirstin Gould General Counsel and Secretary